Exhibit 10.21

Compensatory Arrangements with Executive Officers

Compensation for executives at TECO Energy, Inc. (the “Corporation”) consists of several components. Included among these are base salary and an annual incentive award program.

Base salary information for the Chief Executive Officer, Chief Financial Officer and the other executive officers named in our most recently filed proxy statement who are currently serving as executive offers of the Corporation (together, the “named executive officers”) is set forth in the table below.

The Corporation’s annual incentive plan is filed as Exhibit 10.4 to the Corporation’s Annual Report on Form 10-K to which this document is an exhibit (the “Report”). The 2014 target award percentages for awards under the annual incentive plan for the named executive officers are set forth in the table below.

Compensatory arrangements relating to other aspects of the Corporation’s executive compensation program are filed as exhibits to the Report.

Named Executive Officer Salary and Target Award Percentage Information for 2014

Name	Title	Salary	Target Award %
John B. Ramil	President and Chief Executive Officer	$785,000	100%
Gordon L. Gillette	President of Tampa Electric Company	$546,000	70%
Sandra W. Callahan	Senior Vice President-Finance and Accounting and Chief Financial Officer	$475,000	70%
Charles A. Attal III	Senior Vice President – General Counsel and Chief Legal Officer	$380,000	60%